CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Amazon Biotech, Inc.

As independent public accountants, we hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated October 26, 2004 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2004 and to all references to our Firm included in this Registration Statement.


Meyler & Company, LLC
Middletown, New Jersey
September 15, 2005